UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

JERNIGAN CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36892 (Commission File Number)	47-1978772 (IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, TN (Address of principal executive offices)	38119 (Zip Code)

Registrant’s telephone number, including area code: (901) 567-9510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of William C. Drummond

On March 27, 2017, William C. Drummond, the Senior Vice President, Chief Financial Officer and Treasurer of Jernigan Capital, Inc. (the “Company”), informed the Company of his decision to retire effective as of the close of business on May 3, 2017. Mr. Drummond will remain with the Company through May 3, 2017 in order to facilitate an orderly transition of his responsibilities. The Company, JCAP Advisors, LLC, the Company’s external manager (the “Manager”), and Mr. Drummond anticipate entering into an advisory agreement to assist with accounting, financial reporting and/or treasury management matters, as may be requested by the Manager from time to time. Also on March 27, 2017, the Manager awarded Mr. Drummond a bonus of $171,000 for services rendered on behalf of the Manager in 2016. The bonus is payable by the Manager and is not reimbursable by the Company. In addition, the Company has agreed to maintain Mr. Drummond as an additional insured under certain of its Directors’ and Officers’ insurance through 2020.

Appointment of Kelly P. Luttrell as Chief Financial Officer

On March 28, 2017 the Board of Directors of the Company resolved to promote Kelly P. Luttrell to the positions of Senior Vice President, Chief Financial Officer and Treasurer, effective upon Mr. Drummond’s retirement on May 3, 2017. Ms. Luttrell also will serve as the Company’s principal accounting officer and as Senior Vice President and Chief Financial Officer of the Manager.

Ms. Luttrell, age 37, has served as the Company’s Corporate Controller since September 2015 and Vice President of Financial Reporting since July 2016. Prior to joining the Company, from February 2014 through September 2015, Ms. Luttrell served as Controller and Finance Director of MicroPort Orthopedics, Inc., a global medical device manufacturer. From January 2003 to February 2014, Ms. Luttrell was in the audit practice at Ernst & Young. Ms. Luttrell obtained a master of accountancy and a bachelor’s degree in business administration from Baylor University and is a certified public accountant.

The Company does not intend to pay any cash compensation to Ms. Luttrell for her service as an executive officer. Ms. Luttrell will be compensated by the Manager, which receives management fees and reimbursement of certain expenses pursuant to the Management Agreement, dated as of April 1, 2015, between the Manager and the Company, as amended. There were no arrangements or understandings between Ms. Luttrell and any other persons pursuant to which Ms. Luttrell was selected as an officer.

Item 7.01	Regulation FD Disclosure

The press release related to the matters described above is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERNIGAN CAPITAL, INC.

Dated: March 30, 2017	By:	/s/ John A. Good
John A. Good
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 28, 2017